SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Sectioin 240.14a-12

                                 Equitex, Inc.
                                 -------------
                (Name of Registrant as Specified in its Charter)

                               Gerald Raskin, Esq.
              Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
                               1400 Glenarm Place
                             Denver, Colorado 80111
                                 (303) 571-1400
                                 (303) 595-3970
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:
         ______________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         ______________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuat to Exchange Act Rule 0-11:____________________________
     (4) Proposed Maximum aggregate value of transaction:______________
     (5) Total Fee Paid:_______________________________________________

[ ] Fee previously paid with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by regitration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:__________________________________
(2) Form, Schedule or Registration Statement No.:____________
(3) Filing Party:____________________________________________
(4) Date Filed:______________________________________________

                                  Equitex, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
 ------------------------------------------------------------------------------

                    Notice of Special Meeting of Stockholders
                        To Be Held on __________ __, 1999
 ------------------------------------------------------------------------------

                                                               ________ __, 1999

To the Stockholders of Equitex, Inc.

         A Special Meeting of Stockholders of Equitex, Inc., a Delaware corporation (the "Company"), will be held at 2401 PGA Blvd., Suite 190, Palm Beach Gardens, Florida 33410, on __________ __, 1999 at ___ a.m. Eastern Daylight Savings Time, to consider and take action on:

         1. A proposal to amend Paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares. (Passage of this proposal requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.)

         2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

         The discussion of the proposal of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

         Only holders of record of Common Stock at the close of business on May 25, 1999 will be entitled to notice of and to vote at this Special Meeting, or any postponements or adjournments thereof.

                                       By Order of the Board of Directors:

                                       Thomas B. Olson
                                       Secretary

         YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             Your vote is important

------------------------------------------------------------------------------

                                      Proxy

------------------------------------------------------------------------------
                                  Equitex, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111

                         Special Meeting of Stockholders
                       To Be Held On __________ ___, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Equitex, Inc. (the "Company") hereby constitutes and appoints Henry Fong as attorney and proxy, to appear, attend and vote all of the shares of the common stock of Equitex, Inc. standing in the name of the undersigned at a Special Meeting of Stockholders of Equitex, Inc. to be held at 2401 PGA Blvd, Suite 190, Palm Beach Gardens, Florida 33410, on _____ __, 1999, at ___ a.m. Eastern Daylight Savings Time, and at any postponements or adjournments thereof:

         1. To consider and vote upon an amendment to Paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares.

                  FOR  ______       AGAINST  ______       ABSTAIN  ______

         2. To transact such other business as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSAL ONE AND FOR PROPOSAL ONE IF NO SPECIFICATION IS MADE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

         Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 1999
                                       ------------------------------------
                                       Signature(s)
                                       Address         if
different from that on label:
                                       ------------------------------------
                                       Street Address
                                       ------------------------------------
                                       City, State and Zip Code
                                       ------------------------------------
                                       Number of shares
Please check if you intend to be present at the meeting:  ___________

                                  Equitex, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111

                                 Proxy Statement
                         Special Meeting of Stockholders
                        To Be Held On __________ __, 1999


                                                            ___________ __, 1999


THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH A SOLICITATION OF PROXIES (IN THE FORM ENCLOSED) BY THE BOARD OF DIRECTORS OF EQUITEX, INC. (THE "COMPANY" OR "EQUITEX") TO BE USED AT A SPECIAL MEETING OF STOCKHOLDERS AT ___ A.M. EASTERN DAYLIGHT SAVINGS TIME, ON __________ ___, 1999 AT 2401 PGA BLVD., SUITE 190, PALM BEACH GARDENS, FLORIDA 33410. THE PROXY AND PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS ON OR ABOUT ________ __, 1999.

                           FORWARD-LOOKING STATEMENTS

         THIS PROXY STATEMENT MAY CONTAIN CERTAIN "FORWARD-LOOKING" STATEMENTS AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR BY THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES, WHICH REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS, INCLUDING BUT NOT LIMITED TO, STATEMENTS CONCERNING THE COMPANY'S OPERATIONS, ECONOMIC PERFORMANCE, FINANCIAL CONDITION, GROWTH AND ACQUISITION STRATEGIES, INVESTMENTS, AND FUTURE OPERATIONAL PLANS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," "MIGHT," OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS, BY THEIR NATURE, INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING UNCERTAINTY RELATED TO ACQUISITIONS, GOVERNMENTAL REGULATION, MANAGING AND MAINTAINING GROWTH, VOLATILITY OF STOCK PRICES AND ANY OTHER FACTORS DISCUSSED IN THIS AND OTHER COMPANY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549 or at the Regional Offices of the Commission which are located as follows:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed over the internet at http://www.sec.gov.


                       DOCUMENTS INCORPORATED BY REFERENCE

         THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT INCLUDED IN OR DELIVERED WITH THESE PROXY MATERIALS. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM EQUITEX, INC., 7315 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO 80111, ATTENTION: SECRETARY, TELEPHONE
(303) 796-8940. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY _______________ ___, 1999. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

         The following documents of the Company are incorporated by reference herein:

         1. Annual report on Form 10-KSB, as amended, for the year ended December 31, 1998;

         2. Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999; and

         3. The description of Equitex, Inc. Common Stock contained in its Registration Statement on Form 8-A (Commission File No. 0-12374) as filed with the Commission on July 21, 1983.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


                              REVOCABILITY OF PROXY

         If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the stockholder. The Proxy may be revoked by the stockholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting or by voting in person at the meeting.

                                  SOLICITATION

         The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and tele graph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies. The Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.


                                VOTING SECURITIES

         Holders of record of the Company's common stock, $.02 par value (the "Common Stock"), at the close of business on May 25, 1999 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had outstanding _________ shares of Common Stock. The holders of all shares of Common Stock are entitled to one vote per share. The Common Stock is the only class of voting securities outstanding. One-third of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any stockholders' meeting. Passage of Proposal Number One requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting.


           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         Set forth below is certain information as of March 31, 1999, with respect to ownership of the Company's Common Stock held of record or beneficially by (i) the Company's executive officers named in the summary compensation table, (ii) each director of the Company, (iii) each person who owns beneficially more than five percent of the Company's outstanding Common; and (iv) all directors and executive officers as a group:

                                                               Percentage
                                         Number of              Owned of
Name and Address                           Common                Common
of Beneficial Owner                     Stock Owned (1)           Stock
-------------------                     ---------------        ----------
Henry Fong                             1,574,384 (2) (3)          22.3%
7315 East Peakview Avenue
Englewood, Colorado 80111

Wayne W. Mills                           475,000                   7.9%
5020 Blake Road South
Edina, Minnesota   55436

Russell L. Casement                      506,900 (4)               8.8%
1355 S. Colorado Blvd., Suite 320
Denver, Colorado   80222

Aaron L. Grunfeld                        334,700 (5)               5.3%
10390 Santa Monica Blvd., Fourth Floor
Los Angeles, California   90025

All officers and directors
as a group (four persons)              2,484,284 (2)(3)(6)(7)     32.2%

(1)      The beneficial owners exercise sole voting and investment power.

(2) Includes 576,200 shares underlying options granted under the Company's 1993 Stock Option Plan and 469,700 shares underlying options granted under the Company's 1999 Stock Option Plan.

(3) Includes 479,554 shares owned by a corporation in which Mr. Fong is an officer and director; and 48,940 shares owned by a partnership in which Mr. Fong is a general partner.

(4) Includes 36,400 shares underlying options granted under the Company's 1993 Stock Option Plan for Non-Employee Directors and 245,500 shares underlying options granted under the Company's 1999 Stock Option Plan.

(5) Includes 50,000 shares underlying options granted under the Company's 1993 Stock Option Plan for Non-Employee Directors and 245,500 shares underlying options granted under the Company's 1999 Stock Option Plan.

(6) Includes 50,000 shares underlying options granted under the Company's 1993 Stock Option Plan for Non-Employee Directors and 491,000 shares underlying options granted under the Company's 1999 Stock Option Plan.

(7) Includes 25,000 shares underlying options granted under the Company's 1993 Stock Option Plan and 31,300 shares underlying options granted under the Company's 1999 Stock Option Plan.

         The Company does not know of any arrangements, including the Company's proposed acquisitions of First TeleBanc Corp. and First Bankers Mortgage Services, Inc., the operation of which may, at a subsequent date, result in a change in control of the Company.

                               PROPOSAL NUMBER ONE
                          TO CHANGE PARAGRAPH 4 OF THE
                          CERTIFICATE OF INCORPORATION
                            TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to cause an increase in the number of authorized shares. The Certificate of Incorporation of the Company currently authorizes the issuance of up to 7,500,000 shares of common stock with a par value of $0.02 per share (the "Common Stock") and 2,000,000 shares of preferred stock with a par value of $0.02 per share (the "Preferred Stock").

         As of July 1, 1999, of the 7,500,000 shares of Common Stock authorized, 7,090,293 shares were outstanding and 1,306,400 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants and options. The 1,306,400 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and options are comprised of the following:

         o 101,400 shares are reserved for issuance upon the exercise of options granted under the Company's 1993 Stock Option Plan. Of this amount, 86,400 shares are exercisable until July 4, 2005 at a price of $3.00 per option. The remaining amount, 15,000 shares, are exercisable until June 2, 2003 of a price of $3.19 per option.

         o 1,000,000 shares are reserved for issuance upon the exercise of options granted under the Company's 1999 Stock Option Plan. All 1,000,000 shares are exercisable until January 5, 2004 at an exercise price of $6.75 per option.

         o 35,000 shares are reserved for issuance upon the exercise of warrants exercisable until January 5, 2009 at an exercise price of $5.00 per warrant.

         o 60,000 shares are reserved for issuance upon the exercise of warrants exercisable until January 20, 2002. Of this amount, 10,000 warrants are exercisable at a price of $8.895 per warrant. The remaining amount, 50,000 warrants, are exercisable at a price of $10.00 per warrant.

         o 50,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 30, 2002 at an exercise price of $9.875 per warrant.

         o 60,000 shares are reserved for issuance upon the exercise of warrants exercisable until January 5, 2002 at an exercise price of $7.00 per warrant.

         As of July 1, 1999, of the 2,000,000 shares of Preferred Stock authorized no shares were outstanding.

         The Board of Directors deems it advisable to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 shares. A copy of

Paragraph 4 of the Certificate of Incorporation as it would read following adoption of this Proposal is included herewith as Exhibit 1.

         The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock.

         To the extent that any further issue of shares is made on other than a pro rata basis to current stockholders, the present ownership of current stockholders may be diluted.

         If the proposed amendment is approved, the additional authorized shares would be available for issuance by the Board of Directors for any proper corporate purpose at any time without further stockholder approval except as otherwise required by applicable law or securities exchange listing rules. Nonetheless, it is the intention of the Board of Directors to use a portion of the additional shares to (i) satisfy the Company's obligations under the terms of a stock dividend authorized by the Board of Directors on April 9, 1999, which it intends to formally declare in the fourth quarter of fiscal year 1999 contingent upon completion of the mergers of First TeleBanc Corp. and First Bankers Mortgage Services, Inc. described below; (ii) to be issued in connection with the transactions with First TeleBanc Corp. and First Bankers Mortgage Services, Inc., described below; (iii) for possible issuance in connection with one or more equity financings; and, (iv) to ussue shares issuable pursuant to Company stock option plans.

TRANSACTIONS WITH FIRST TELEBANC CORP. AND FIRST BANKERS MORTGAGE SERVICES, INC.

         On May 4, 1999, the Company entered into a definitive agreement whereby First TeleBanc Corp. ("First TeleBanc"), a single bank holding company based on Boca Raton, Florida, will merger with and into the Company, with the Company being the surviving corporation (the "TeleBanc Merger"). First TeleBanc owns all of the issued and outstanding stock of Boca Raton First National Bank, a national banking association. As a result of the TeleBanc Merger, the Company will issue to the First TeleBanc shareholders seven shares of Common Stock for each outstanding share of First TeleBanc Class A Common Stock outstanding on the closing date of the TeleBanc Merger, provided that neither the holders of the Company's common stock nor the holders of the First TeleBanc Class A Common Stock shall hold less than 42.5% of the number of shares of the Company's common stock to be issued and outstanding immediately after the closing of the TeleBanc Merger. The Company anticipates issuing __________ shares of Common Stock in connection with the TeleBanc merger. Consummation of the TeleBanc Merger is subject to a number of conditions, including: (i) approval by the Federal Reserve Bank of Atlanta, Georgia of the Company's application to become a bank holding company under the Bank Holding Company Act of 1956; (ii) the distribution of all of the Company's business development company assets to a new wholly-owned subsidiary, Equitex 2000, Inc. ("E2000"), and the spin-off of E2000 to the Company's existing shareholders (the "Spin-Off"); and (iii) the approval of the TeleBanc Merger by the Company's shareholders. The Company will solicit the approval of its shareholders for the Spin-Off and the TeleBanc Merger at a special meeting of shareholders to be called later this year.

         On June 22, 1999, the Company entered into a definitive agreement to acquire First Bankers Mortgage Services, Inc. ("First Bankers"), a mortgage lender based in Ft. Lauderdale, Florida (the "First Bankers Transaction"). Under the terms of the First Bankers Transaction, the Company will issue 1,000,000 shares of Common Stock to acquire all of the issued and outstanding shares of First Bankers common stock. The Company has also agree to issue additional shares of Common Stock so that the aggregate market value of all shares of Common Stock issued to acquire First Bankers is equal to $20,000,000, based upon the average closing price of the Common Stock for the 20 trading days following the closing of the TeleBanc Merger. Under Delaware law the Company is not required to, and will not, seek shareholder approval for the First Bankers Transaction, although it is anticipated to close prior to the TeleBanc Merger.

         In connection with the First Bankers Transaction, the Company has agreed to lend up to $5,000,000 to First Bankers for working capital purposes prior to the closing of the First Bankers Transaction.

DESCRIPTION OF PREFERRED STOCK

         The Preferred Stock is so-called "blank check" preferred since the Board of Directors of the Company may fix or change the terms, including: (i) the division of such shares into series; (ii) the dividend or distribution rate;
(iii) the dates of payment of dividends or distributions and the date from which they are cumulative; (iv) liquidation price; (v) redemption rights and price;
(vi) sinking fund requirements; (vii) conversion rights; (viii) restrictions on the issuance of additional shares of any class or series. As a result, the Board of Directors of the Company are entitled to authorize the creation and issuance of up to 2,000,000 shares of Preferred Stock in one or more series with such terms, limitations and restrictions as may be determined in the Board's sole discretion, with no further authorization by the Company's stockholders except as may be required by applicable laws or securities exchange listing rules.

         The Board has no present commitment, arrangement or plan that would require the issuance of shares of Preferred Stock in connection with an equity offering, merger, acquisition or otherwise.

         The holders of shares of Preferred Stock have only such voting rights as are granted by law and authorized by the Board of Directors with respect to any series thereof. The Board of the Company has the right to establish the relative rights of the Preferred Stock in respect of dividends and other distributions and in the event of the voluntary or involuntary liquidation, dissolution or winding up of affairs of the Company as compared with such rights applicable to the Common Stock and any other series of Preferred Stock.

         The effect of Preferred Stock upon the rights of holders of Common Stock may include: (i) the reduction of amounts otherwise available for payment of dividends on Common Stock to the extent that dividends are payable on any issued shares of Preferred Stock; (ii) restrictions on dividends on Common Stock if dividends on Preferred Stock are in arrears; (iii) dilution of the voting power of the Common Stock and dilution of net income and net tangible book value per share of Common Stock as a result of any such issuance, depending on the number of shares of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to shares of Preferred Stock. It is not possible to state the effect that other series of Preferred Stock may have upon the rights of the holder of Common Stock until the Board determines the terms relating to those series of Preferred Stock.

VOTE REQUIRED

         The affirmative vote of the majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, at the stockholders' meeting will be required to adopt the proposed amendment to Paragraph 4 of the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK.


                              FINANCIAL INFORMATION

         A copy of the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1998 will be made available upon request. See Documents Incorporated By Reference.


                                  OTHER MATTERS

         Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointee named in the enclosed form of Proxy to vote in accordance with his best judgment on such matters.


                                       By Order of the Board of Directors:

                                       Equitex, Inc.


Date: ___________ __, 1999             Thomas B. Olson
                                       Secretary

                                    EXHIBIT 1

         The total number of shares of stock which the corporation shall have authority to issue is fifty-two million (52,000,000) shares, of which fifty million (50,000,000) shares shall be common stock having a par value of $.02 per share, and two million (2,000,000) shares shall be preferred stock, having a par value of $.01 per share.